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                                                             EXHIBIT (h)(vii)(1)

                    AMENDMENT TO EXPENSE LIMITATION AGREEMENT


         AMENDMENT TO EXPENSE LIMITATION AGREEMENT (the "Amendment"), effective as of February 15, 2000, by and between William Blair & Company, L.L.C., an Illinois limited liability company (the "Adviser") and William Blair Funds (the "Trust"), on behalf of the William Blair Large Cap Growth Fund series of the Trust (the "Fund").

         WHEREAS, the Trust and the Adviser have entered into an Expense Limitation Agreement dated September 30, 1999, ("Expense Limitation Agreement"), which would otherwise terminate according to its terms on April 30, 2000; and

         WHEREAS, the Trust and the Adviser desire to extend the Expense Limitation Agreement for another year;

         NOW THEREFORE, the parties hereto agree that Section 2 of the Expense Limitation Agreement is hereby amended and restated to read as follows:

         "2. TERM AND TERMINATION OF AGREEMENT.

                  The Agreement shall terminate either upon the termination of the Advisory Agreement or on April 30, 2001. The obligation of the Adviser under Section 1 of this Agreement shall survive the termination of the Agreement solely as to expenses and obligations incurred prior to the date of such termination."

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                             WILLIAM BLAIR FUNDS

                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                                             WILLIAM BLAIR & COMPANY, L.L.C.


                                             By:
                                                -------------------------------
                                             Name:
                                             Title: